AXA Financial, Inc.
Reconciliation of AXA US Life & Savings Contribution to AXA Group IFRS Revenues
with Consolidated AXA Financial, Inc. Premiums under USGAAP

		Six Months Ended June 30,

		2009	2010
Contribution to IFRS Gross Revenues per AXA Press Release	in Euro
Gross Premiums		5,271	4,314
Other Revenues (A)		313	399
		5,584	4,713

Average exchange rate US$1.00 =		0.74912	0.75314

	in USD	7,454	6,258

Reconciling items:
Less: Other Revenues (A)	(418)	(530)
Less: Deposits from Universal life and investment-type product policy fee income (B)	(6,066)	(4,727)
Less: Reinsurance ceded premiums (C)	(244)	(241)
Add: Others (D)	11	13
Total Reconciling items	(6,717)	(5,485)

Consolidated AXA Financial, Inc. US GAAP Premiums	737	773

(A)	Represents fees received from servicing and advisory business, and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B)	Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C)	Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
(D)	Represents Pension fee income and Reinsurance Assumed Premiums that are excluded from premiums for IFRS reporting

AXA Financial, Inc.
 Reconciliation of the Contribution to IFRS Underlying Earnings, Adjusted Earnings and Net Income, Group Share
to AXA Financial's US GAAP Net Earnings
(in millions)
			6 Months Ended June 30,
			2009	2010
Contribution to IFRS Underlying Earnings, per AXA Press Release		in Euro
	US Life & Savings		271	229
	Asset Management		95	71
	AXA Financial Holding Company		(60)	(81)

Total Contribution to IFRS Underlying Earnings		in Euro	306	219

	Net realized capital gains attributable to shareholders		16	(25)

Total Contribution to IFRS Adjusted Earnings		in Euro	322	194

	Profit or loss on financial assets (under Fair Value option) and derivatives		(408)	61
	Exceptional operations and discontinued operations		(5)	2
	Goodwill and related intangibles		-	-

Total Contribution to IFRS Net Income, Group Share		in Euro	(91)	257

	Average exchange rate	US$1.00 =	0.74912	0.75314

		in USD	(122)	341
Reconciling items:
(A)	GMIB/DB Reserves & Reinsurance Asset		(2,227)	2,086
(B)	Investment income & capital gains (losses)		(18)	16
(C)	Amortization of goodwill & other intangible assets		(12)	(21)
(D)	Employee Benefits Plan - Fresh Start, net of DAC capitalization		(36)	(43)
(E)	Employee stock based compensation		(1)	(1)
(F)	Other Reserve adjustment - including SOP 03-01		3	(1)
(G)	Amortization of DAC & VOBA		325	(508)
(H)	Tax Reserves Release		-	148
(I)	Other		(17)	(24)
Total Reconciling items			(1,983)	1,652

Consolidated US GAAP Net Earnings			$(2,105)	$1,993

(A)
Reflects the accounting for reinsurance contracts ceding variable annuity Guaranted Minimum Income Benefit ('GMIB') features as derivative contracts at fair value under USGAAP vs. ceded reinsurance reserves under IFRS, and insurance reserves for Guaranteed Minimum Death Benefit ("GMDB") and GMIB features subject to economic hedging programs on an SOP 03-1 basis under USGAAP vs. remeasurement to reflect current market conditions under IFRS.

(B)	Primarily reflects different accounting methodologies for impairments under IFRS and USGAAP.
(C)	Reflects amortization of acquisition related intangible assets in USGAAP on acquisitions prior to adoption of IFRS.
(D)
Represents impact of IFRS initial implementation "fresh start" adjustment to eliminate the portion of employee benefit liabilities related to deferred actuarial gains and losses, which has resulted in a reduction of ongoing IFRS employee benefit expenses compared to USGAAP over the period in which those deferred gains and losses would otherwise have been amortized.

(E)	Primarily reflects different accounting methodologies for share based awards under IFRS and USGAAP.
(F)
Represents adjustment of MVA liabilities from the IFRS basis accrued account balance (with interest rate floors reflected on a contract-by-contract basis) to the USGAAP basis (which considers the impact of interest rate floors on a block of business basis) and adjustments to the liability related to group pension contracts and certain mortality and annuitization benefits, such as the No Lapse Guarantee feature contained in variable and universal life contracts under SOP03-01.

(G)	Represents DAC and VOBA reactivity to other IFRS adjustments.
(H)	Represents release of state and local deferred taxes for US GAAP reporting resulting from the conversion of ACMC, Inc. from a corporation to a limited liability company.
(I)	Other primarily represents operations assumed on behalf of AXA Japan, Minority Interest in AllianceBernstein owned by AXA Companies and different effective tax rates under IFRS and US GAAP.